CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in form SB-2 Registration Statement under the Securities Act of 1933 by Whispering Oaks International, Inc. (a Texas corporation) of our report dated July 16, 1999 on the financial statements of Whispering Oaks International, Inc. as of December 31, 1998, 1997 and for each of the years then ended, accompanying the financial statements contained in such Form SB-2 Registration Statement under the Securities Act of 1933, and to the use of our name and the statements with respect to us appearing under the heading "Experts".


/s/ S. W. Hatfield, CPA
----------------------------


Dallas, Texas
November 8, 1999